Exhibit 99.1

                                Certification of
                             Chief Executive Officer
                         of Prime Medical Services, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of Prime Medical Services, Inc., a Delaware corporation (the "Issuer").

I, Brad A. Hummel, the Chief Executive Officer, of Issuer certify that to the best of my knowledge:

     (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934
          (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 7, 2002.




                                        By:/s/ Brad A. Hummel
                                           Brad A. Hummel
                                           President and Chief Executive Officer
                                           Prime Medical Services, Inc.